Exhibit 10.47

Employment Agreement Form
BREITBURN ENERGY PARTNERS, LP
2006 LONG-TERM INCENTIVE PLAN
CONVERTIBLE PHANTOM UNIT AGREEMENT

Pursuant to this Convertible Phantom Unit Agreement, (the “Agreement”), BreitBurn GP, LLC (the “Company”), as the general partner of BreitBurn Energy Partners L.P., a Delaware limited partnership (the “Partnership”), hereby grants to [___________] (the “Participant”) the following award of Convertible Phantom Units (“CPUs”), pursuant and subject to the terms and conditions of this Agreement and the Partnership’s First Amended and Restated 2006 Long-Term Incentive Plan (the “Plan”), the terms and conditions of which are hereby incorporated into this Agreement by reference. Each CPU is hereby granted in tandem with a corresponding Performance Distribution Right (“PDR”), as further detailed in Section 3 below. Each CPU and PDR shall constitute an “Other Unit-Based Award” under the terms of the Plan. Except as otherwise expressly provided herein (including on Exhibit A hereto), all capitalized terms used in this Agreement, but not otherwise defined, shall have the meanings provided in the Plan.

GRANT NOTICE

Subject to the terms and conditions of this Agreement, the principal features of this Award are as follows:
Number of CPUs: [_____]
Grant Date: January 29, 2014
Vesting of CPUs: The CPUs shall vest and the number of CUEs underlying such CPUs shall be determined in accordance with Section 3 below (if any) on the earliest to occur of (i) an applicable accelerated vesting date set forth in Section 4 below, and (ii) December 28, 2016, in each case subject to the Participant’s continued employment with the Employer through any such date (any such date, a “Vesting Date”). For vesting purposes, any per Unit distribution that is announced after an applicable Vesting Date, but prior to the payment of Units underlying the vesting CPU, shall be disregarded for purposes of determining the Unit conversion level applicable to such CPU.
Separation from Service: In the event of the Participant’s Separation from Service prior to December 28, 2016, the vesting and termination of the CPUs shall be governed in accordance with the provisions of Section 4 below.
Payment of CPUs: Vested CPUs shall be paid to the Participant in the form of Units as set forth in Section 5 below, subject to Section 17 below.
PDRs: Each CPU granted under this Agreement shall be issued in tandem with a corresponding PDR, which shall entitle the Participant to receive an amount determined by reference to Partnership distributions and which shall be credited to the Participant in the form of additional CPUs in accordance with Section 2 of this Agreement.

Exhibit 10.47

TERMS AND CONDITIONS OF CONVERTIBLE PHANTOM UNITS
1.Grant of CPUs. The Partnership hereby grants to the Participant, as of the Grant Date, an award of [________] CPUs, subject to all of the terms and conditions contained in this Agreement and the Plan.
2.Grant of Tandem PDR.
a.General. Each CPU granted or credited hereunder shall be issued in tandem with a corresponding PDR, which PDR shall remain outstanding from the Grant Date until the earlier to occur of a Payment Date (as defined below) or the forfeiture of the CPU to which such PDR corresponds. Pursuant to each PDR, the Participant shall be entitled to receive an amount, credited in the form of additional CPUs as set forth in the following sentence, equal to the product of (i) the aggregate per Unit distributions paid by the Partnership in respect of each month, through which the PDR remains outstanding, beginning with the distribution paid in January 2014, (provided that the PDR is outstanding as of the record date set by the Board of Directors of the Company for such distribution, except with respect to the distribution paid in January 2014) (including any extraordinary non-recurring distributions paid during a month), if any, times (ii) the number of common unit equivalents (“CUEs”) underlying the relevant CPU during such month (as determined in accordance with Section 2(b) below), divided by the closing price of the Unit on the date on which such distribution is paid to Unitholders. All such PDRs shall be credited to the Participant in the form of additional CPUs as of the date of payment of any such distribution based on the Fair Market Value of a Unit on such date. Each additional CPU which results from such crediting of PDRs granted hereunder shall be subject to the same vesting, forfeiture, payment or distribution, adjustment and other provisions which apply to the underlying CPU to which such additional CPU relates. PDRs shall not entitle the Participant to any amounts relating to distributions occurring after the earlier to occur of the applicable Payment Date or the Participant’s forfeiture of the CPU to which such PDR relates in accordance herewith.
b.Determination of CUEs Underlying CPUs for PDR Purposes. For purposes of determining the payments, if any, in respect of PDRs for a given calendar month under Section 2(a) above, the number of CUEs underlying a CPU shall equal the number of CUEs listed on the CUE Conversion Table for the corresponding dollar value (in the column entitled “Target Annual Distribution Level”) attained by multiplying the applicable Monthly Distribution by twelve.
c.Separate Payments. The PDRs and any amounts that may become payable in respect thereof shall be treated separately from the CPUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Code Section 409A.
3.Conversion of Vested CPUs to Units.
a.    General. CPUs that vest in accordance with this Agreement shall represent the right to receive payment, in accordance with Section 5 below, in the form of a number of Units equal to (i) the product of (A) the number of CPUs so vested, times (B) the number of CUEs

Exhibit 10.47

underlying such CPUs on the applicable Vesting Date (as determined in accordance with Section 3(b) below), minus (ii) the applicable number of PDR Equalization Units (as defined below), if any (such number of Units, the “Resultant Units”). Unless and until a CPU vests, the Participant will have no right to payment of Units in respect of any such CPU. Prior to actual payment in respect of any vested CPU, such CPU will represent an unsecured obligation of the Partnership, payable (if at all) only from the general assets of the Partnership.
b.    Determination of CUEs Underlying CPUs at Vesting. The number of CUEs underlying each CPU at vesting shall equal:

i.
In the case of any CPU that vests on December 28, 2016, a number of CUEs determined by matching the dollar value (in the column entitled “Target Annual Distribution Level”) of the product of (x) twelve, and (y) the Monthly Distribution paid in November 2016, with the corresponding number of CUEs listed on the CUE Conversion Table; and

ii.
In the case of any CPU that vests upon a Separation from Service in accordance with Section 4(a), 4(b), or 4(c) below, in any case, prior to December 28, 2016, a number of CUEs determined by (A) matching the dollar value (in the column entitled “Target Annual Distribution Level”) of the product of (x) twelve, multiplied by (y) the higher of (i) the per Unit Monthly Distribution paid or payable by the Partnership for the full calendar month ended immediately prior to such Separation from Service (for purposes of clarification, if the Monthly Distribution was zero, the Monthly Distribution in this clause (i) shall be zero), or (ii) the per Unit Monthly Distribution publicly announced by the Partnership prior to such Separation from Service for the calendar month in which the Separation from Service occurs, in any case, with the corresponding number of CUEs listed on the CUE Conversion Table, and (B) multiplying such number of CUEs by the applicable CPU Acceleration Percentage (as determined in accordance with the CPU Acceleration Percentage Table attached hereto as Exhibit C, based on the date of such Separation from Service).

Under no circumstances shall any Monthly Distribution that is announced after the applicable Vesting Date be taken into consideration in determining the number of CUEs underlying any CPUs at vesting.
c.    PDR Equalization Units. For purposes of this Agreement, “PDR Equalization Units” means a number of Units equal to the difference between (A) the actual aggregate number of CPUs credited to the Participant as a result of PDRs from the Grant Date through the Payment Date (the “Actual PDRs”), and (B) the aggregate number of CPUs that would have been credited to the Participant as a result of PDRs during the period from the Grant Date through the Payment Date had the PDRs originally been granted in tandem with that number of CPUs equal to the aggregate number of CUEs underlying the CPUs as of the applicable Vesting Date (the “Notional PDRs ”). If the number of Actual PDRs does not exceed the number of Notional PDRs with respect to any vesting CPU, then the PDR Equalization Units shall equal zero with respect to such CPU.

Exhibit 10.47

4.Separation from Service. If the Participant experiences a Separation from Service from the Employer prior to the vesting or termination of the CPUs, the following provisions shall control the vesting and forfeiture of the CPUs in connection with and following such Separation from Service:
a.    Good Reason; Other than for Cause, Death or Disability. If, during the Employment Period, the Participant incurs a Separation from Service by reason of a termination by the Employer without Cause (other than as a consequence of the Participant’s death or Disability), or by reason of a termination by the Participant for Good Reason, then, to the extent not previously vested or forfeited, the CPUs shall vest and the number of CUEs underlying such CPUs shall be determined as of the date of such Separation from Service on a pro rata basis in accordance with Sections 3(a) and 3(b)(ii) above, and any CPUs that do not so vest and convert into Units shall automatically be cancelled and forfeited as of the date of such Separation from Service.
b.    Death or Disability. If, during the Employment Period, the Participant incurs a Separation from Service due to the Participant’s death or Disability, then, to the extent not previously vested or forfeited, the CPUs shall vest and the number of CUEs underlying such CPUs shall be determined as of the date of such Separation from Service on a pro rata basis in accordance with Sections 3(a) and 3(b)(ii) above (and, in the case of the Participant’s death, paid to Participant’s estate), and any CPUs that do not so vest and convert into Units shall be cancelled and forfeited as of the date of such Separation from Service.
c.    Employer Non-renewal. If the Participant incurs a Separation from Service because the Employer elects not to renew the Employment Period in accordance with Section 2 of the Employment Agreement and, at the time of such non-renewal, the Participant was willing and able to continue providing services in accordance with the terms and conditions of the Employment Agreement (in any case, a “Non-Renewal”), then, to the extent not previously vested or forfeited, the CPUs shall vest and the number of CUEs underlying such CPUs shall be determined as of the date of such Separation from Service on a pro rata basis in accordance with Sections 3(a) and 3(b)(ii) above, provided, that the vesting and conversion described in this Section 4(c) shall only occur if, following notice of such Non-Renewal, the Participant does not voluntarily terminate his employment (other than upon death or Disability) before the end of the Employment Period, as determined without regard to any extension of the Employment Period that might otherwise occur following the date of such Separation from Service in accordance with the second sentence of Section 2 of the Employment Agreement. Any CPUs that do not vest and convert into Units in accordance with this Section 4(c) upon a Non-Renewal shall automatically be cancelled and forfeited as of the date of such Separation from Service.
d.    Cause; Resignation Other than for Good Reason. If the Participant’s employment with the Employer is terminated by the Employer for Cause or by the Participant without Good Reason (and other than due to the Participant’s death or Disability), then, to the extent not previously vested, all CPUs subject to this Agreement shall be forfeited as of the date of such Separation from Service.
5.Payment of CPUs; Issuance of Units. CPUs that vest shall be paid to the Participant in the form of Units in a lump-sum amount determined in accordance with Section 3 above during the sixty-day period following the applicable Vesting Date, with the exact date of

Exhibit 10.47

payment determined by the Company in its sole discretion (the date on which Units are transferred to the Participant, the “Payment Date”). All CPUs shall be canceled and terminated upon such payment, and the Participant shall have no further right or interest in respect thereof.
6.Forfeiture and Termination of CPUs.
a.    Termination of Employment. Without limiting the foregoing, in the event of the Participant’s termination of employment for any reason, (i) the CPUs, to the extent not vested as of the date of such termination of employment, and any corresponding PDRs, shall thereupon automatically and without further action be cancelled and forfeited by the Participant, and the Participant shall have no further right or interest in or with respect to such unvested CPUs and corresponding PDRs, and (ii) no portion of the CPUs which are unvested as of the date of such termination of employment shall thereafter become vested.
b.    Failure to Achieve Minimum Performance. In the event that, as of December 28, 2016 or any earlier Vesting Date, the number of Resultant Units is less than or equal to zero, the CPUs and any corresponding PDRs shall thereupon automatically and without further action be cancelled and forfeited by the Participant, and the Participant shall have no further right or interest in such CPUs or any corresponding PDRs or with respect to either of the foregoing.
7.Tax Withholding. The Company and/or its Affiliates shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company and/or its Affiliates, an amount sufficient to satisfy all applicable federal, state and local taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event arising in connection with the CPUs and/or the PDRs. To the extent that such obligation arises at the time that the CPUs vest or are paid to the Participant in Units, the Company and/or its Affiliates may withhold Units otherwise issuable in respect of such CPUs having a Fair Market Value equal to the sums required to be withheld in satisfaction of the foregoing requirements. Notwithstanding any other provision of the Plan or this Agreement, the number of Units which may be so withheld in order to satisfy the Participant’s income and payroll tax liabilities with respect to the issuance, vesting or payment of the CPUs shall be limited to the number of Units which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for income and payroll tax purposes that are applicable to such supplemental taxable income.
8.Rights as Unit Holder. Neither the Participant nor any person claiming under or through the Participant shall have any of the rights or privileges of a holder of Units in respect of any Units that may become deliverable hereunder unless and until certificates representing such Units shall have been issued or recorded in book entry form on the records of the Partnership or its transfer agents or registrars, and delivered in certificate or book entry form to the Participant or any person claiming under or through the Participant.
9.Non-Transferability. Except as otherwise provided in this Section 9, (i) neither the CPUs nor the PDRs may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, and (ii) neither the CPUs, PDRs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation,

Exhibit 10.47

pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, subject to applicable law, the CPUs and PDRs may be transferred to an estate planning trust that constitutes a “family member” of the Participant within the meaning of the instructions to Form S-8 under the Securities Act, subject to the following terms and conditions: (i) any CPUs or PDRs so transferred shall not be further assignable or transferable by the transferee other than by will or the laws of descent and distribution; (ii) any CPUs or PDRs so transferred shall continue to be subject to all the terms and conditions of the CPUs and PDRs as applicable to the original Participant (other than the ability to further transfer the CPUs and PDRs); and (iii) the Participant and the transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (A) confirm the status of the transferee as a permitted transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws, and (C) evidence the transfer.
10.Distribution of Units. The Units issued pursuant to this Agreement shall be held in book entry form and no certificates shall be issued therefor; provided, that certificates may be issued representing such Units at the request of the Participant and in accordance with the Partnership’s governing documents, as amended and supplemented from time to time. Notwithstanding anything herein to the contrary, (a) no payment shall be made under this Agreement in the form of Units unless such Units issuable upon such payment are then registered under the Securities Act of 1933, as amended (the “Securities Act”) or, if such Units are not then so registered, the Company has determined that such payment and issuance would be exempt from the registration requirements of the Securities Act, and (b) the Partnership shall not be required to issue or deliver any Units (whether in certificated or book-entry form) pursuant to this Agreement unless (i) such issuance and delivery are in compliance with all applicable laws and regulations and, if applicable, the requirements of any exchange on which the Units are listed or traded, and (ii) any consent or approval of any governmental or regulatory authority necessary as a condition to such issuance and delivery to the Participant (or his or her estate) has been obtained. Any certificates delivered pursuant to this Agreement shall be subject to any stop-transfer orders and other restrictions as the Company deems necessary or advisable to comply with federal, state, or local securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Units are listed, quoted, or traded. The Company may place legends on any certificate to reference restrictions applicable to the Units. In addition to the terms and conditions provided herein, the Company may require that the Participant make such covenants, agreements, and representations as the Company, in its sole discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Company shall have the right to require the Participant to comply with any generally applicable timing or other restrictions with respect to the settlement of any CPUs pursuant to this Agreement, including a window-period limitation, as may be imposed in its discretion. No fractional Units shall be issued or delivered pursuant to the CPUs .
11.Partnership Agreement. Units issued upon payment of the CPUs shall be subject to the terms of the Plan and the terms of the Partnership Agreement. Upon the issuance

Exhibit 10.47

of Units to the Participant, the Participant shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the Partnership Agreement.
12.No Effect on Employment. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to serve or continue to serve as an Employee, Director or Consultant.
13.Severability. If any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement, which shall remain in full force and effect.
14.Tax Consultation. None of the Partnership, the Company or any of their Affiliates has made any warranty or representation to Participant with respect to the income tax consequences of the issuance of the CPUs, the PDRs, the Units or the transactions contemplated by this Agreement, and Participant is in no manner relying on such entities or their representatives for an assessment of such tax consequences. The Participant understands that the Participant may suffer adverse tax consequences in connection with the CPUs and PDRs granted pursuant to this Agreement. The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the CPUs and the PDRs and that the Participant is not relying on the Company, the Partnership or their Affiliates for tax advice.
15.Amendments, Suspension and Termination. Except as provided in the Section 17 hereof, this Agreement cannot be modified, altered or amended, except by an agreement, in writing, signed by both the Partnership and the Participant.
16.Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the CPUs and PDRs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations, but in a manner which is intended to preserve the economic value of the grant to the Participant.
17.Code Section 409A.
a.    General. To the extent that the Committee determines that the CPUs, the PDRs or any amounts payable under this Agreement may not be compliant with or exempt from Code Section 409A, the Committee and the Participant shall cooperate and work together in good faith to timely amend this Agreement to the extent necessary to comply with the requirements of Code Section 409A or an exemption therefrom (including amendments with retroactive effect), or take any other actions as they deem necessary or appropriate to (a) exempt the CPUs and PDRs from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the CPUs and PDRs, or (b) comply with the requirements of Code Section 409A, in any case, in a manner which is intended to preserve the economic value of the

Exhibit 10.47

Award to the Participant. To the extent applicable, this Agreement shall be interpreted in accordance with the provisions of Code Section 409A.
b.    Potential Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no amounts shall be paid to the Participant under this Agreement prior to the expiration of the 6-month period following his Separation from Service to the extent that the Employer reasonably determines that paying such amounts at the time or times indicated in this Agreement would result in a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such 6-month period (or such earlier date upon which such amount can be paid under Code Section 409A without resulting in a prohibited distribution, including as a result of the Participant’s death), the Company shall pay to the Participant a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Participant during such 6-month period, plus interest thereon from the date of the Participant’s Separation from Service through the payment date at a rate equal to the then-current “applicable Federal rate” determined under Section 7872(f)(2)(A) of the Code.
18.Adjustments. The Participant acknowledges that the CPUs and PDRs are subject to modification and termination in certain events as provided in this Agreement and Section 7 of the Plan, provided, however, that notwithstanding anything contained in the Plan, any action taken with respect to the CPUs or PDRs under Section 7(c)(C) or Section 7(c)(E) of the Plan shall be made in a manner that is intended to preserve for the Participant the benefits or potential benefits intended to be made available under the CPUs and PDRs (including the then current value and economic terms thereof).
19.Successors and Assigns. The Company or the Partnership may assign any of their rights under this Agreement to any affiliate or successor to all or substantially all of the business or assets of the Company or the Partnership, and this Agreement shall inure to the benefit of, and be binding upon, such successors and assigns. Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns. In the event of the Participant’s death, his estate shall be entitled to any payments otherwise due to the Participant hereunder.
20.No Offset. Neither the Company nor the Partnership shall be permitted to reduce or offset the amount of any payment due to the Participant hereunder on account of any claim that the Company, the Partnership or any of their Affiliates may have against the Participant.
21.Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
22.Entire Agreement. This Agreement, together with the Plan, constitutes the final, complete and exclusive agreement between the Company, the Partnership and the Participant with respect to the subject matter hereof and replaces and supersedes any and all other agreements, offers or promises, whether oral or written, made to the Participant by the Company, the Partnership or any representative or agent thereof, including, without limitation, the Employment Agreement. Without limiting the generality of the foregoing, to the extent that

Exhibit 10.47

this Agreement is inconsistent with the Employment Agreement regarding the terms and conditions of the CPUs or the PDRs, this Agreement shall control.
23.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
[Signature page follows]

Exhibit 10.47

The Participant’s signature below indicates the Participant’s agreement with and understanding that this award is subject to all of the terms and conditions contained in the Plan and in this Agreement, and that, except as expressly provided in this Agreement (including, without limitation, Section 18 hereof), in the event that there are any inconsistencies between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control. The Participant further acknowledges that the Participant has read and understands the Plan and this Agreement, which contains the specific terms and conditions of this grant of CPUs and PDRs. If the Participant is married, his or her spouse has signed the Consent of Spouse attached to this Agreement as Exhibit D. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee made in good faith upon any questions arising under the Plan or this Agreement.

PARTICIPANT:
[Name]

BREITBURN GP, LLC

By: ______________________________
Name:     Halbert S. Washburn
Title:     Chief Executive Officer

Exhibit 10.47

EXHIBIT A
TO CONVERTIBLE PHANTOM UNIT AGREEMENT
CERTAIN DEFINITIONS

“Cause” means the following:

i.
the willful and continued failure of the Participant to perform substantially the Participant’s duties for the Employer or any BreitBurn Entity (as described in Section 3(a) of the Employment Agreement) (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Employer (after a vote to this effect by a majority of the Board (as defined in the Employment Agreement)) which specifically identifies the manner in which the Board believes that the Participant has not substantially performed the Participant’s duties and the Participant is given a reasonable opportunity of not more than twenty (20) business days to cure any such failure to substantially perform;

ii.	the willful engaging by the Participant in illegal conduct or gross misconduct, in each case which is materially and demonstrably injurious to the Employer or any BreitBurn Entity; or

iii.
(A) any act of fraud, or material embezzlement or material theft by the Participant, in each case, in connection with the Participant’s duties hereunder or in the course of the Participant’s employment hereunder or (B) the Participant’s admission in any court, or conviction, or plea of nolo contendere, of a felony involving moral turpitude, fraud, or material embezzlement, material theft or material misrepresentation, in each case, against or affecting the Employer or any BreitBurn Entity.

For purposes of this provision, no act or failure to act, on the part of the Participant, shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Employer or any BreitBurn Entity. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Employer or the Company, including, without limitation, the Board, or based upon the advice of counsel for the Employer or the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Employer and the BreitBurn Entities. Notwithstanding the foregoing, termination of the Participant’s employment shall not be deemed to be for Cause unless and until there shall have been delivered to the Participant a copy of a resolution of the Board duly adopted by an affirmative vote of the Board at a meeting of the Board held for such purpose (after reasonable notice is provided to the Participant and the Participant is given an opportunity, together with counsel for the Participant, to be heard before the Board), finding that, in the good faith opinion of the Board, the Participant is guilty of the conduct described in clauses (i), (ii) or (iii) above, and specifying the particulars thereof in detail;

Exhibit 10.47

provided, that if the Participant is a member of the Board, the Participant shall not vote on such resolution nor shall the Participant be counted.
“CUE Conversion Table” means the CUE Conversion Table attached as Exhibit B hereto. “Disability” means a “disability” within the meaning of Code Section 409A.
“Employer” means BreitBurn Management Company, LLC and/or BreitBurn GP, LLC, as the context requires.
“Employment Agreement” means the Employment Agreement between the Employer and the Participant, dated December 30, 2010.
“Employment Period” means the period beginning on December 30, 2010 and ending on January 1, 2014 or such earlier date upon which the Participant’s employment with the Employer is terminated, subject to extension in accordance with Section 2 of the Employment Agreement.
“Good Reason” means the occurrence of any of the following without the Participant’s written consent:

i.	a material diminution in the Participant’s Base Salary (as defined in the Employment Agreement);

ii.	a material diminution in the Participant’s authority, duties, or responsibilities;

iii.	a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report;

iv.	a material diminution in the budget over which the Participant retains authority;

v.	a material change in the geographic location at which the Participant must perform services under the Employment Agreement; or

vi.	any other action or inaction that constitutes a material breach by the Employer of the Employment Agreement, including without limitation, a breach of Section 3(a)(iv) thereof;

provided, that the Participant’s resignation shall only constitute a resignation for “Good Reason” if (a) the Participant provides the Employer with written notice setting forth the specific facts or circumstances constituting Good Reason within thirty days after the initial existence of such facts or circumstances, (b) the Employer has failed to cure such facts or circumstances within thirty days after receipt of such written notice, and (c) the date of the Participant’s Separation from Service occurs no later than seventy-five days after the initial occurrence of the event constituting Good Reason.
“Monthly Distribution” means the monthly per Unit distribution paid by the Partnership, excluding any extraordinary non-recurring distribution.
“Separation from Service” means the Participant’s “separation from service” from the Employer within the meaning of Code Section 409A(a)(2)(A)(i).

Exhibit 10.47

EXHIBIT B
TO CONVERTIBLE PHANTOM UNIT AGREEMENT
CUE CONVERSION TABLE

Common Unit Target Distribution Level	Target Annual Distribution Level	CUEs per CPU
-7	$1.362	0.000
-6	$1.433	0.000
-5	$1.509	0.000
-4	$1.588	0.316
-3	$1.672	0.422
-2	$1.760	0.563
-1	$1.853	0.750
0	$1.950	1.000
1	$2.048	1.250
2	$2.150	1.563
3	$2.257	1.953
4	$2.370	2.441
5	$2.489	3.052
6	$2.613	3.815
7	$2.744	4.768

Exhibit 10.47

EXHIBIT C
TO CONVERTIBLE PHANTOM UNIT AGREEMENT
CPU ACCELERATION PERCENTAGE TABLE

If a qualifying termination occurs:	Then the CPU Acceleration Percentage Shall Equal:
Prior to December 28, 2014	0%
On or after December 28, 2014 and before December 28, 2015	33.3%
On or after December 28, 2015 and before December 28, 2016	66.6%

Exhibit 10.47

EXHIBIT D
TO CONVERTIBLE PHANTOM UNIT AGREEMENT

CONSENT OF SPOUSE
I, ____________________, spouse of ____________________, have read and approve the foregoing Convertible Phantom Unit Agreement (the “Agreement”). In consideration of the issuance to my spouse of the Convertible Phantom Units (“CPUs”) set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions thereof insofar as I may have any rights therein or in or to any CPUs or Units issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Agreement.

Dated: _______________, _____	Signature of Spouse